Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces September Quarter Profit

•	September 2016 quarter GAAP pre-tax income of $1.9 billion, net income of $1.26 billion and earnings per diluted share of $1.69

•	Adjusted pre-tax income[1] of $1.9 billion, adjusted net income of $1.26 billion and adjusted earnings per diluted share of $1.70

•	$1.9 billion operating cash flow and $1.1 billion free cash flow used in part for $650 million in dividends and share repurchases

ATLANTA, Oct. 13, 2016 – Delta Air Lines (NYSE:DAL) today reported financial results for the September 2016 quarter. Highlights of Delta’s September 2016 quarter results, including both GAAP and adjusted metrics, are below and incorporated here.

Adjusted pre-tax income for the September 2016 quarter was $1.9 billion, a $278 million decrease from the September 2015 quarter. The technology outage and subsequent operational recovery Delta experienced over four days in early August reduced pre-tax income for the quarter by an estimated $150 million.

“Delta’s resiliency stood out this quarter as we worked through the outage, continued revenue headwinds, and volatile fuel prices to produce the industry’s best operational reliability and service for our customers along with solid margins, cash flows and returns for our owners,” said Ed Bastian, Delta’s chief executive officer. “With our focus on building a more sustainable and durable business, we will be taking a cautious approach to 2017 by keeping our capacity in line with the December quarter’s 1 percent growth level.”

Revenue Environment

Delta’s operating revenue for the September quarter decreased 5.6 percent, or $624 million, of which $100 million was due to the outage and $70 million was from prior year Yen hedge gains. Passenger unit revenues declined 6.8 percent, including nearly 2 points of impact from the outage and Yen hedges, on a 1.5 percent increase in capacity.

“While we were encouraged by our unit revenue trends through the September quarter, we have more work ahead of us to achieve our goal of positive unit revenues,” said Glen Hauenstein, Delta’s president.  “With further slowing of our capacity growth in the December quarter and additional traction on our revenue management initiatives, we should make progress against that goal and we expect our December quarter unit revenues to decline by 3 – 5 percent year over year.”

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		Increase (Decrease)
		3Q16 versus 3Q15
		Change	Unit
Passenger Revenue	3Q16 ($M)	YOY	Revenue	Yield	Capacity
Mainline	4,615	(3.3) %	(7.4) %	(5.3) %	4.4%
Regional	1,456	(5.2) %	(5.7) %	(4.2) %	0.5%
Total Domestic	6,071	(3.8) %	(7.2) %	(5.2) %	3.7%
Atlantic	1,671	(8.0) %	(9.7) %	(6.6) %	1.9%
Pacific	758	(14.5) %	(7.4) %	(9.3) %	(7.7) %
Latin America	571	(1.9) %	1.4%	(0.9) %	(3.2) %
Total Passenger	9,071	(5.5) %	(6.8) %	(5.3) %	1.5%
Cargo Revenue	167	(14.8) %
Other Revenue	1,245	(5.4) %
Total Revenue	10,483	(5.6) %

December 2016 Quarter Guidance

For the December quarter, Delta is expecting a slight decline in margins year over year, as savings from lower fuel prices and productivity initiatives will be fully offset by declines in unit revenues that the company continues to address through its capacity actions and revenue management initiatives. The projections for the December quarter do not include any estimates for the company’s potential agreement with its pilots.

4Q16 Forecast
Operating margin*	14% - 16%
Passenger unit revenue (compared to 4Q15)	Down 3% - 5%
Fuel price, including taxes and refinery impact*	$1.60 - $1.65
CASM – Ex including profit sharing (compared to 4Q15)*	Up 1 - 2%
System Capacity (compared to 4Q15)	Up ~1%
*See note A for information about reconciliation of these projected non-GAAP financial measures

Cost Performance

Adjusted fuel expense2 declined $348 million compared to the same period in 2015, on 10 percent lower market fuel prices. Delta’s adjusted fuel price per gallon for the September quarter was $1.48, which includes $0.04 per gallon from losses at the Trainer Refinery.

CASM-Ex3 including profit sharing, increased 0.1 percent for the September 2016 quarter compared to the prior year period driven by strong operational performance and productivity savings realized during the quarter, in addition to lower profit sharing expense.

The reduction in non-operating expense included $26 million of lower interest expense from Delta’s debt reduction initiatives.

“By leveraging our productivity and operational reliability, we overcame the cost headwinds from the outage to meet our guidance and then used our balanced approach with our cash flows to invest in the business, pay down debt and return cash to our owners,” said Paul Jacobson, Delta’s chief financial officer. “Looking ahead, our continued cost discipline and focus on free cash flow have positioned us well to successfully weather the inevitable challenges we face in delivering sustainable results for the long-term.”

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Cash Flow, Shareholder Returns, and Adjusted Net Debt

Delta generated $1.8 billion of adjusted operating cash flow and $1.1 billion of free cash flow during the quarter. The company used this strong cash generation to invest $680 million into the business for aircraft purchases and improvements, for facilities upgrades and to support its maintenance part-out initiatives.

For the September quarter, the company returned $650 million to shareholders, comprised of $150 million of dividends and $500 million of share repurchases. Through the end of the September quarter, Delta has returned $2.7 billion to its owners in 2016 through dividends and share repurchases.

Adjusted net debt4 at the end of the quarter stood at $6.4 billion.

September Quarter Results

	GAAP		Adjusted
($ in millions except per share and unit costs)	3Q16	3Q15	3Q16	3Q15
Pre-tax income	1,900	2,072	1,906	2,184
Net income	1,259	1,315	1,263	1,384
Diluted earnings per share	1.69	1.65	1.70	1.74
Fuel Expense (including regional carriers)	1,652	2,076	1,629	1,977
Average fuel price per gallon	1.50	1.89	1.48	1.80
Consolidated unit cost (CASM/CASM-Ex)	12.33	13.07	9.58	9.57
Operating cash flow	1,854	2,067	1,771	2,417
Total debt and capital leases (adjusted net debt)	7,565	8,700	6,403	6,374

About Delta

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 319 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.

(2)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.

(3)	CASM - Ex, including profit sharing: In addition to fuel expense, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations and refinery cost of sales to third parties. The amounts excluded were $247 million and $306 million for the September 2016 and September 2015 quarters, and $845 million and $945 million for the nine months ended September 30, 2016 and 2015, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

(4)	Adjusted net debt includes $17 million of hedge margin receivable, which is cash that we have posted with counterparties as hedge margin. See Note A for additional information about our calculation of adjusted net debt.

Forward Looking Statements Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions including the effects of Brexit; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Oct. 13, 2016, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months				Nine Months
	Ended September 30,				Ended September 30,
(in millions, except per share data)	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$7,615	$8,059	$(444)	(6)%	$21,530	$22,195	$(665)	(3)%
Regional carriers	1,456	1,536	(80)	(5)%	4,273	4,462	(189)	(4)%
Total passenger revenue	9,071	9,595	(524)	(5)%	25,803	26,657	(854)	(3)%
Cargo	167	196	(29)	(15)%	494	620	(126)	(20)%
Other	1,245	1,316	(71)	(5)%	3,884	3,925	(41)	(1)%
Total operating revenue	10,483	11,107	(624)	(6)%	30,181	31,202	(1,021)	(3)%

Operating Expense:
Salaries and related costs	2,463	2,276	187	8%	7,165	6,563	602	9%
Aircraft fuel and related taxes	1,422	1,819	(397)	(22)%	3,877	5,111	(1,234)	(24)%
Regional carriers expense
Fuel	230	257	(27)	(11)%	616	816	(200)	(25)%
Other	889	816	73	9%	2,605	2,407	198	8%
Contracted services	520	477	43	9%	1,480	1,375	105	8%
Depreciation and amortization	474	466	8	2%	1,430	1,384	46	3%
Aircraft maintenance materials and outside repairs	462	479	(17)	(4)%	1,357	1,430	(73)	(5)%
Passenger commissions and other selling expenses	466	463	3	1%	1,291	1,270	21	2%
Landing fees and other rents	399	403	(4)	(1)%	1,123	1,164	(41)	(4)%
Profit sharing	326	563	(237)	(42)%	922	1,110	(188)	(17)%
Passenger service	264	247	17	7%	674	664	10	2%
Aircraft rent	72	63	9	14%	204	183	21	11%
Other	527	565	(38)	(7)%	1,505	1,640	(135)	(8)%
Total operating expense	8,514	8,894	(380)	(4)%	24,249	25,117	(868)	(3)%

Operating Income	1,969	2,213	(244)	(11)%	5,932	6,085	(153)	(3)%
Non-Operating Expense:
Interest expense, net	(95)	(121)	26	(21)%	(295)	(379)	84	(22)%
Miscellaneous, net	26	(20)	46	NM	47	(82)	129	NM
Total non-operating expense, net	(69)	(141)	72	(51)%	(248)	(461)	213	(46)%

Income Before Income Taxes	1,900	2,072	(172)	(8)%	5,684	5,624	60	1%

Income Tax Provision	(641)	(757)	116	(15)%	(1,933)	(2,078)	145	(7)%

Net Income	$1,259	$1,315	$(56)	(4)%	$3,751	$3,546	$205	6%

Basic Earnings Per Share	$1.70	$1.67			$4.95	$4.42
Diluted Earnings Per Share	$1.69	$1.65			$4.92	$4.37

Basic Weighted Average Shares Outstanding	740	788			758	803
Diluted Weighted Average Shares Outstanding	744	795			762	811

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	Change		2016	2015	Change
Consolidated:
Revenue passenger miles (millions)	58,973	59,076	(0.2)%		163,113	160,052	1.9%
Available seat miles (millions)	69,028	68,031	1.5%		193,152	188,565	2.4%
Passenger mile yield (cents)	15.38	16.24	(5.3)%		15.82	16.66	(5.0)%
Passenger revenue per available seat mile (cents)	13.14	14.10	(6.8)%		13.36	14.14	(5.5)%
Operating cost per available seat mile (cents)	12.33	13.07	(5.7)%		12.55	13.32	(5.8)%
CASM-Ex, including profit sharing - see Note A (cents)	9.58	9.57	0.1%		9.79	9.66	1.3%
Passenger load factor	85.4%	86.8%	(1.4)	pts	84.4%	84.9%	(0.5)	pts
Fuel gallons consumed (millions)	1,099	1,096	0.3%		3,075	3,043	1.1%
Average price per fuel gallon	$1.50	$1.89	(20.6)%		$1.46	$1.95	(25.1)%
Average price per fuel gallon, adjusted - see Note A	$1.48	$1.80	(17.5)%		$1.60	$2.35	(31.9)%
Number of aircraft in fleet, end of period	960	925	35
Full-time equivalent employees, end of period	84,084	83,033	1.3%

Mainline:
Revenue passenger miles (millions)	53,479	53,526	(0.1)%		147,113	144,134	2.1%
Available seat miles (millions)	62,232	61,270	1.6%		173,115	168,783	2.6%
Operating cost per available seat mile (cents)	11.79	12.68	(7.0)%		12.04	12.80	(5.9)%
CASM-Ex, including profit sharing - see Note A (cents)	9.17	9.27	(1.1)%		9.38	9.27	1.2%
Fuel gallons consumed (millions)	940	939	0.1%		2,618	2,589	1.1%
Average price per fuel gallon	$1.50	$1.93	(22.3)%		$1.48	$1.97	(24.9)%
Average price per fuel gallon, adjusted - see Note A	$1.48	$1.82	(18.7)%		$1.64	$2.44	(32.8)%
Number of aircraft in fleet, end of period	830	809	21

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	September 30,
(in millions)	2016	2015
Cash Flows From Operating Activities:
Net income	$1,259	$1,315
Depreciation and amortization	474	466
Hedge derivative contracts	(21)	(32)
Deferred income taxes	625	720
Pension, postretirement and postemployment payments greater than expense	71	61
Changes in:
Hedge margin	7	(247)
Air traffic liability	(813)	(808)
Profit sharing	326	563
Other working capital changes, net	(74)	29
Net cash provided by operating activities	1,854	2,067

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(505)	(406)
Ground property and equipment, including technology	(175)	(156)
Purchase of equity investments	–	(500)
Net purchases of short-term investments	(229)	49
Other, net	22	4
Net cash used in investing activities	(887)	(1,009)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(254)	(1,517)
Repurchases of common stock	(500)	(425)
Cash dividends	(150)	(107)
Fuel card obligation	(18)	(23)
Proceeds from long-term obligations	–	997
Net payments on hedge derivative contracts	(76)	128
Other, net	7	(35)
Net cash used in financing activities	(991)	(982)

Net (Decrease) Increase in Cash and Cash Equivalents	(24)	76
Cash and cash equivalents at beginning of period	1,662	2,293
Cash and cash equivalents at end of period	$1,638	$2,369

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in millions)	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,638	$1,972
Short-term investments	1,514	1,465
Accounts receivable, net	1,996	2,020
Fuel inventory	424	379
Expendable parts and supplies inventories, net	351	318
Hedge derivatives asset	496	1,987
Prepaid expenses and other	910	915
Total current assets	7,329	9,056

Property and Equipment, Net:
Property and equipment, net	24,105	23,039

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,848	4,861
Deferred income taxes, net	3,150	4,956
Other noncurrent assets	1,722	1,428
Total other assets	19,514	21,039
Total assets	$50,948	$53,134

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,092	$1,563
Air traffic liability	5,142	4,503
Accounts payable	2,567	2,743
Accrued salaries and related benefits	2,628	3,195
Hedge derivatives liability	724	2,581
Frequent flyer deferred revenue	1,628	1,635
Other accrued liabilities	1,366	1,306
Total current liabilities	15,147	17,526

Noncurrent Liabilities:
Long-term debt and capital leases	6,473	6,766
Pension, postretirement and related benefits	12,587	13,855
Frequent flyer deferred revenue	2,275	2,246
Other noncurrent liabilities	1,956	1,891
Total noncurrent liabilities	23,291	24,758

Commitments and Contingencies

Stockholders' Equity:
Common stock	–	–
Additional paid-in capital	8,887	10,875
Retained earnings	11,109	7,623
Accumulated other comprehensive loss	(7,212)	(7,275)
Treasury stock	(274)	(373)
Total stockholders' equity	12,510	10,850
Total liabilities and stockholders' equity	$50,948	$53,134

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. The Company does not reconcile forward looking non-GAAP financial measures because MTM adjustments and settlements will not be known until the end of the period and could be significant.

Pre-Tax Income and Net Income, adjusted. We adjust for the following items to determine pre-tax income and net income, adjusted, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the periods shown.

Income tax. We included the income tax effect of adjustments when presenting net income, adjusted. We believe that presenting the income tax effect of adjustments allows investors to better understand and analyze the company’s core financial performance in the periods shown.

	Three Months Ended			Three Months Ended
	September 30, 2016			September 30, 2016
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,900	$(641)	$1,259	$1.69
Adjusted for:
MTM adjustments and settlements	23	(8)	15
Virgin Atlantic MTM adjustments	(17)	6	(11)
Total adjustments	6	(2)	4	0.01
Non-GAAP	$1,906	$(643)	$1,263	$1.70
Year-over-year change	$(278)

	Three Months Ended			Three Months Ended
	September 30, 2015			September 30, 2015
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$2,072	$(757)	$1,315	$1.65
Adjusted for:
MTM adjustments and settlements	99	(38)	61
Virgin Atlantic MTM adjustments	13	(5)	8
Total adjustments	112	(43)	69	0.09
Non-GAAP	$2,184	$(800)	$1,384	$1.74

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on fuel expense and average price per gallon. We adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

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Fuel expense, adjusted and Average fuel price per gallon, adjusted (cont.)

Consolidated:
			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	September 30,		September 30,
(in millions, except per gallon data)	2016	2015	2016	2015
Fuel purchase cost	$1,585	$1,833	$1.44	$1.67
Airline segment fuel hedge gains	22	349	0.02	0.32
Refinery segment impact	45	(106)	0.04	(0.10)
Total fuel expense	$1,652	$2,076	$1.50	$1.89
MTM adjustments and settlements	(23)	(99)	(0.02)	(0.09)
Total fuel expense, adjusted	$1,629	$1,977	$1.48	$1.80
Change year-over-year	$(348)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per gallon data)	2016	2015	2016	2015
Fuel purchase cost	$4,118	$5,519	$1.34	$1.81
Airline segment fuel hedge gains	292	690	0.09	0.23
Refinery segment impact	83	(282)	0.03	(0.09)
Total fuel expense	$4,493	$5,927	$1.46	$1.95
MTM adjustments and settlements	439	1,210	0.14	0.40
Total fuel expense, adjusted	$4,932	$7,137	$1.60	$2.35

Mainline:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Mainline average price per gallon	$1.50	$1.93	$1.48	$1.97
MTM adjustments and settlements	(0.02)	(0.11)	0.16	0.47
Mainline average price per gallon, adjusted	$1.48	$1.82	$1.64	$2.44

Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex, including profit sharing for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze our recurring core performance in the period shown.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

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Consolidated CASM-Ex:
	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
CASM (cents)	12.33	13.07	12.55	13.32
Adjusted for:
Aircraft fuel and related taxes	(2.39)	(3.05)	(2.33)	(3.14)
Restructuring and other	–	–	–	(0.02)
Other expenses	(0.36)	(0.45)	(0.43)	(0.50)
CASM-Ex	9.58	9.57	9.79	9.66
Year-over-year change	0.1%

Mainline CASM-Ex:
	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Mainline CASM (cents)	11.79	12.68	12.04	12.80
Adjusted for:
Aircraft fuel and related taxes	(2.27)	(2.97)	(2.23)	(3.03)
Other expenses	(0.35)	(0.44)	(0.43)	(0.50)
Mainline CASM-Ex	9.17	9.27	9.38	9.27

Operating Cash Flow, adjusted. We adjusted operating cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for capital expenditures, debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2015 quarter, we effectively deferred settlement of a portion of our fuel hedge portfolio by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2015 and require approximately $300 million in cash payments in 2016. During the March 2016 quarter, we further deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Operating cash flow is adjusted to include the net payments and receipts associated with these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the periods shown.

Hedge margin. Operating cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the periods shown.

	Three Months Ended	Three Months Ended
(in millions)	September 30, 2016	September 30, 2016
Net cash provided by operating activities (GAAP)	$1,854	$2,067
Adjustments:
Hedge deferrals	(76)	128
Hedge margin	(7)	222
Net cash provided by operating activities, adjusted	$1,771	$2,417

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Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2016 quarter, we deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Free cash flow is adjusted to include the net payments and receipts associated with these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the period shown.

Hedge margin. Free cash flow is adjusted for fuel hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in millions)	September 30, 2016
Net cash provided by operating activities	$1,854
Net cash used in investing activities	(887)
Adjustments:
Hedge deferrals	(76)
Hedge margin	(7)
Net purchases of short-term investments	229
Total free cash flow	$1,113

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and fuel hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of fuel hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

(in millions)	September 30, 2016		September 30, 2015
Debt and capital lease obligations	$7,565		$8,700
Plus: unamortized discount, net and debt issuance costs	110		158
Adjusted debt and capital lease obligations		$7,675		$$8,858
Plus: 7x last twelve months' aircraft rent		1,897		1,708
Adjusted total debt		9,572		10,566
Less: cash, cash equivalents and short-term investments		(3,152)		(3,811)
Less: fuel hedge margin receivable		(17)		(381)
Adjusted net debt		$6,403		$$6,374

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